 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 5, 2018

LIMBACH HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36541	46-5399422
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1251 Waterfront Place, Suite 201, Pittsburgh, Pennsylvania 15222

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (412) 359-2100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 5, 2018, the board of directors (the “Board”) of Limbach Holdings, Inc. (the “Company”) appointed Michael McCann as the Company’s Co-Chief Operating Officer, effective January 1, 2019. Together with Kristopher Thorne, the Company’s other Co-Chief Operating Officer, Mr. McCann will be responsible for overseeing all of the Company’s operations.

Mr. McCann, age 36, joined Limbach in May 2010 as Vice President and Branch Manager of the Tampa Branch. In that role, Mr. McCann was responsible for the Company’s Florida business including mechanical construction, mechanical prime, special projects and service departments. Prior to joining Limbach, Mr. McCann attended Worcester Polytechnic Institute where he received a Bachelor of Science in Mechanical Engineering and Drexel University where he received a Master’s in Business Administration.

Upon the effective date of his appointment, Mr. McCann’s base salary will be raised to $310,000 per year and his annual restricted stock unit (“RSUs”) grant will be increased commensurate with his new position. His target bonus percentage will continue to be 60% of his base salary. Mr. McCann will not enter into a new employment agreement in connection with his new role.

There are no arrangements or understandings between Mr. McCann and any other persons pursuant to which he was selected as an officer. Furthermore, Mr. McCann is not a party to any transaction with any related person required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIMBACH HOLDINGS, INC.

	By:	/s/ John T. Jordan, Jr.
Name: John T. Jordan, Jr.
Title: Chief Financial Officer

Dated: December 21, 2018